SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ITEX Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	93-0922994
(State of incorporation or organization)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☑

Securities Act registration statement number to which this form relates:	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights

(Title of class)

Item 1.             Description of Registrant’s Securities to be Registered

A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2011, and is incorporated herein by reference.

Item 2.          Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock (1)
4.1	Rights Agreement dated as of March 11, 2011, by and between ITEX Corporation and OTR, Inc., with Form of Right Certificate (1)

(1)	Incorporated by reference to the same exhibit number of the Company’s Current Report on Form 8-K (File No. 0-18275), as filed with the Securities and Exchange Commission on March 14, 2011

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ITEX Corporation
(Registrant)

Date: March 14, 2011
	By:	/s/ Steven White
Steven White
Chief Executive Officer